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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of InControl, Inc. for the registration of 423,280 shares of its common stock and to the incorporation by reference therein of our report dated January 29, 1997, with respect to the consolidated financial statements of InControl, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.

                                          ERNST & YOUNG LLP

Seattle, Washington
August 26, 1997